EXHIBIT 99.1

    Willis Group Reports Fourth Quarter and Full Year 2004 Results

    NEW YORK--(BUSINESS WIRE)--Feb. 9, 2005--Willis Group Holdings Limited (NYSE:WSH), the global insurance broker, today reports results for the quarter and year ended December 31, 2004.
    "Despite a declining rate environment and extraordinary challenges facing the global insurance industry, we were able to continue growing in 2004 and expanded revenues on an underlying basis by 4 percent for the year," commented Joe Plumeri, Chairman and Chief Executive Officer. "The recent addition of great new talent and clients to our already strong platform makes us more enthusiastic than ever about the future."

    Fourth Quarter and Year Ended December 31, 2004 Review

    The results for the fourth quarter of 2004 were affected by a decline in volume and profit-related contingent commissions, following the Company's decision to discontinue all agreements covering such income. These contingent commissions declined $14 million pre tax, compared to the fourth quarter of 2003.
    Consequently, net income for the quarter ended December 31, 2004 was $108 million, or $0.65 per diluted share, compared with $118 million, or $0.69 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options and net gain on disposal of operations, adjusted net income decreased 13 percent to $104 million for the quarter ended December 31, 2004 from $119 million in the same period last year, while adjusted net income per diluted share fell 10 percent to $0.63 for the fourth quarter of 2004 from $0.70 a year ago. Foreign currency translation decreased fourth quarter 2004 reported earnings by $0.01 per diluted share compared to a year ago.
    Net income for the year ended December 31, 2004 was $427 million, or $2.54 per diluted share, compared to $414 million, or $2.45 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options, a related one-time tax benefit arising from a change in UK tax legislation in 2003, net gain on disposal of operations and a subordinated debt redemption premium, adjusted net income for the year ended December 31, 2004 increased 13 percent to $437 million from $386 million in 2003, while adjusted net income per diluted share rose 14 percent to $2.60 from $2.28 in 2003. There was no net impact of foreign currency translation on reported earnings for the year ended December 31, 2004 compared to a year ago.
    Total reported revenues for the quarter ended December 31, 2004 increased 2 percent to $588 million, from $577 million for the same period last year. The effect of foreign currency translation reduced reported revenues 4 percent and net acquisitions added 6 percent. Included in total reported revenues for the fourth quarter were volume and profit-based contingent commissions of $25 million compared with $39 million in the comparable quarter last year. Excluding contingent commissions, organic revenue growth was 3 percent in the fourth quarter, comprised of approximately 7 percent net new business growth and a negative 4 percent impact from declining insurance premium rates.
    The adjusted operating margin was 28.1 percent for the fourth quarter of 2004 compared with 33.6 percent for the same period last year. The decline in contingent commissions accounted for approximately 2 percent of the reduction in adjusted operating margin; the remainder was attributed to higher expenses related to legal, investigative and regulatory compliance, and incremental salaries and benefits expense for recruiting and retention.
    Total reported revenues for the year ended December 31, 2004 increased 10 percent to $2,275 million, up from $2,076 million for the corresponding period in 2003. The effect of foreign currency translation increased reported revenues 2 percent and net acquisitions added 4 percent. Included in total reported revenues for 2004 were volume and profit-based contingent commissions of $71 million in 2004 compared to $70 million in 2003. Excluding contingent commissions, organic revenue growth was 4 percent, comprised of approximately 6 percent net new business growth and a negative 2 percent impact from declining insurance premium rates. The adjusted operating margin was
29.3 percent for the year ended December 2004, compared with 30.3 percent the previous year.
    "Even though we are in a transition as we continue to build for the future, we have good momentum heading into 2005," commented Joe Plumeri, Chairman and Chief Executive Officer. "We are in a good position and will do all we can to make it better. Everything we have done or are doing is designed to make sure we have the best people and the best processes to attract and look after our growing list of clients."

    Balance Sheet

    At December 31, 2004, total long-term debt was $450 million and total stockholders' equity was approximately $1.4 billion. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 24 percent at year-end December 31, 2004.

    Share Buybacks and Acquisitions

    For the year ended December 31, 2004, the Company repurchased 9.3 million shares for $339 million under the Company's $500 million authorization. Buyback activity in the fourth quarter was modest at
0.3 million shares for $12 million. There was approximately $222 million of immediately available cash at December 31, 2004, providing significant financial flexibility to support the cash needs of the Company.
    In 2004, the Company completed 10 acquisitions with annual revenues of approximately $155 million, including the acquisitions of Coyle Hamilton, the Republic of Ireland's largest privately owned insurance broker, and Opus and Jeffries which strengthened our middle market and large account capabilities in the United Kingdom.

    Taxes

    Excluding the effects on taxation of amortization of intangibles, disposals of operations, performance-based stock options and the one-time tax benefit in 2003 that arose from a change in UK legislation, the underlying tax rate for 2004 was 33 percent, compared to 34 percent for 2003.

    Conference Call

    The Company will discuss financial results and outlook on a conference call scheduled for 8:00 a.m. Eastern Time, February 10, 2005. This call is being webcast and can be accessed at www.willis.com.
    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 14,500 associates serves clients in some 180 countries. Additional information on Willis may be found on its Web site www.willis.com.
    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.
    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and year ended December 31, 2004.


                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)


                                         Three months       Year
                                             ended          ended
                                          December 31,   December 31,
                                         ------------- ---------------
                                          2004   2003    2004    2003
                                         ------ ------ ------- -------
Revenues:
 Commissions and fees                     $569   $558  $2,205  $2,004
 Interest income                            19     19      70      72
                                         ------ ------ ------- -------
  Total Revenues                           588    577   2,275   2,076
                                         ------ ------ ------- -------
Expenses:
 General and administrative expenses
  (excluding non-cash compensation)        411    372   1,562   1,408
 Non-cash compensation - performance
  options (Note 1)                           1      3      11      20
 Depreciation expense                       10     10      41      36
 Amortization of intangible assets           2      1       6       3
 Net gain on disposal of operations         (6)    (1)    (11)    (11)
                                         ------ ------ ------- -------
  Total Expenses                           418    385   1,609   1,456
                                         ------ ------ ------- -------
Operating Income                           170    192     666     620
Interest expense                             7     13      22      53
Premium on redemption of subordinated
 debt                                        -      -      17       -
                                         ------ ------ ------- -------
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                  163    179     627     567
Income tax expense (Note 2)                 53     57     208     159
                                         ------ ------ ------- -------
Income before Equity in Net Income of
 Associates and Minority Interest          110    122     419     408
Equity in net income of associates           -      -      15      14
Minority interest                           (2)    (4)     (7)     (8)
                                         ------ ------ ------- -------
Net Income                                $108   $118    $427    $414
                                         ====== ====== ======= =======
Net Income per Share
 - Basic                                 $0.69  $0.76   $2.72   $2.72
 - Diluted                               $0.65  $0.69   $2.54   $2.45
                                         ====== ====== ======= =======

Average Number of Shares Outstanding
 - Basic                                   157    156     157     152
 - Diluted                                 166    170     168     169
                                         ====== ====== ======= =======


                     WILLIS GROUP HOLDINGS LIMITED
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (cont'd)
                 (in millions, except per share data)
                              (unaudited)

Note 1: Non-Cash Compensation - Performance Options

As of December 31, 2004, the Company had recognized 100 percent of the $270 million non-cash compensation charge for performance-based stock options granted to management as part of the 1998 leveraged buyout arrangement for meeting or exceeding 2001 and 2002 targets.

Note 2: Income tax expense

Following a change to UK legislation regarding the taxation of employee stock options, a one-time tax benefit of $37 million was recognized in the third quarter of 2003.


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

Definitions of Non-GAAP Financial Measures:

We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic revenue growth

Organic revenue growth excludes the impact of foreign currency translation and acquisitions and disposals from reported revenues. We use organic growth as a measure of business growth generated by operations that were part of the Group at the end of the period.

Adjusted operating income and adjusted net income

Because the non-cash compensation charge for performance-based stock options was based on our stock price at the end of each quarter until December 31, 2002, changes in our stock price increased the volatility of our reported operating income and reported net income. The net gain or loss on disposal of operations, together with the non-recurring subordinated debt redemption premium in 2004 and one-time tax benefit relating to employee stock options in 2003, also impact the volatility of our reported results. We believe that excluding these items from the following non-GAAP measures, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

Adjusted Operating Income:

Adjusted operating income is defined as operating income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters and years ended December 31, 2004 and 2003:

                                                  Three months ended
                                                      December 31,
                                                 ---------------------
                                                 2004  2003  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $170  $192      (11)%

Excluding:
 Non-cash compensation - performance options        1     3
 Net gain on disposal of operations                (6)   (1)

                                                 ----- -----
Adjusted Operating Income                        $165  $194      (15)%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               28.9% 33.3%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        28.1% 33.6%
                                                 ===== =====

                                                 Year ended December
                                                          31,
                                                 ---------------------
                                                 2004  2003  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $666  $620         7%

Excluding:
 Non-cash compensation - performance options       11    20
 Net gain on disposal of operations               (11)  (11)

                                                 ----- -----
Adjusted Operating Income                        $666  $629         6%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               29.3% 29.9%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        29.3% 30.3%
                                                 ===== =====


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

Adjusted Net Income:

Adjusted net income is defined as net income excluding non-cash compensation for performance-based stock options, net gain or loss on disposal of operations and the non-recurring subordinated debt redemption premium in 2004 and the one-time tax benefit relating to employee stock options in 2003. Net income is the most directly comparable GAAP measure, and the following table reconciles adjusted net income to net income for the quarters and years ended December 31, 2004 and 2003:

                                                  Per Diluted Share
                          Three months ended      Three months ended
                             December 31,            December 31,
                         --------------------- -----------------------
                         2004  2003  % Change   2004   2003  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $108  $118       (8)% $0.65  $0.69       (6)%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($nil, $1)     1     2             0.01   0.01
 Net gain on disposal of
  operations, net of tax
  ($(1), $nil)             (5)   (1)           (0.03)     -

                         ----- -----           ------ ------
Adjusted Net Income      $104  $119      (13)% $0.63  $0.70      (10)%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  166   170
                         ===== =====

                                                Per Diluted Share
                            Year ended              Year ended
                             December 31,          December 31,
                         --------------------- -----------------------
                         2004  2003  % Change   2004   2003  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $427  $414        3%  $2.54  $2.45        4%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($3, $4)       8    16             0.05   0.09
 Net gain on disposal of
  operations, net of tax
  ($(3), $(4))             (8)   (7)           (0.05) (0.04)
 Non-recurring premium on
  redemption of
  subordinated debt, net
  of tax ($7, $nil)        10     -             0.06      -
 One-time income tax
  benefit - performance
  options (Note 2)          -   (37)               -  (0.22)

                         ----- -----           ------ ------
Adjusted Net Income      $437  $386       13%  $2.60  $2.28       14%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  168   169
                         ===== =====


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

Organic revenue growth and volume and profit-based contingent commissions:

Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation and acquisitions and disposals. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the year ended December 31, 2004.

The table also discloses organic revenue growth excluding volume and profit-based contingent commissions which are summarized in the second table. Following our announcement in October 2004 that we were abolishing volume and profit-based contingent commissions, we believe that separate disclosure of these revenues will enhance investors' understanding of our performance in 2004.

Total Revenues:


                Year ended December 31,
              ---------------------------
                2004     2003   % change
              ------- --------  ---------

Global        $1,162   $1,090         7%
North America    680      654         4%
International    433      332        30%
              ------- --------
Total
 revenues     $2,275   $2,076        10%
              ======= ========


                    Change Attributable to:           Organic
              -----------------------------------     revenue
                Foreign    Acquisitions  Organic       growth
                currency       and       revenue     excluding
               translation  disposals    growth     contingent
                                                    commissions
              ------------ ------------ ---------  -------------

Global                  1%           3%        3%            3%
North America           1%           -         3%            4%
International           7%          14%        9%            9%
Total
 revenues               2%           4%        4%            4%

Volume and profit-based contingent commissions:

                             2004         2003
                       -----------  -----------

 First quarter                $21          $18
 Second quarter                15            8
 Third quarter                 10            5
 Fourth quarter                25           39
                       -----------  -----------
                              $71          $70
                       ===========  ===========


    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-837-0880
             calaiaroke@willis.com
             or
             Media:
             Dan Prince, 212-837-0806
             princeda@willis.com